SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) APRIL 12, 2001

                       FAIRCHILD INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

           NEVADA                       0-28305                 91-1880015
(State or other jurisdiction of       (Commission              (IRS Employer
        incorporation)                File Number)           Identification No.)

    595 HORNBY STREET, SUITE 600, VANCOUVER, BRITISH COLUMBIA, V6C 1A4 CANADA
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (604) 669-1040

    856 HOMER STREET, SUITE 100, VANCOUVER, BRITISH COLUMBIA, V6B 2W5 CANADA
          (Former name or former address, if changed since last report)














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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         The registrant entered into an agreement with Hunter Exploration Group to acquire a 100% interest in certain lands encompassed by a Special Exploration Permit, located in Northern Manitoba, Canada. The registrant is to pay a total of US$30,000 in cash and issue 400,000 shares of its common stock. In addition, the registrant is responsible for a deposit with the Province of Manitoba for the exploration permit and fulfilling work commitment obligations on the property totaling Cdn$500,000 through May 1, 2004. The property is subject to a 2% net smelter royalty and a 2% gross overriding royalty on diamond production. A copy of the agreement is attached hereto as Exhibit 10.1.

         The registrant plans to conduct exploration activities to the extent that it can obtain the necessary cash to do so.

         On May 2, 2001, Robert D. Grace became the president, chief executive officer, and director of the registrant. Byron Cox remains the secretary and treasurer.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired:  Not applicable

         (b)      Pro forma financial information: Not applicable.

         (c)      Exhibits:




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
         REGULATION
         S-B NUMBER                         DOCUMENT

          10.1         Letter of Agreement with Hunter Exploration Group dated
                       April 12, 2001

ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.

ITEM 9.  REGULATION FD DISCLOSURE

         Not applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FAIRCHILD INTERNATIONAL
                                        CORPORATION



May 2, 2001                             By:  /S/ BYRON COX
                                           ------------------------------------
                                           Byron Cox, Secretary








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